CONSULTING AGREEMENT

     This CONSULTING AGREEMENT dated as of May 1, 1998 by and between HOME PORT BANCORP, INC., a Delaware corporation with principal offices at 104 Pleasant Street, Nantucket, Massachusetts 02554 (the "Company") and KARL L. MEYER an individual having an office at 60 Arch Street, Greenwich, Connecticut 06830 ("Consultant").

     WHEREAS, Consultant has heretofore provided services to the Company as President, Chief Executive Officer and Chairman of the Board of Directors; and

     WHEREAS, commencing in the year 1992 when Consultant initiated his term as President and Chief Executive Officer and Chairman of the Company has in each year achieved substantial growth and a return on equity that has averaged more than fifteen (15) percent per year, and

     WHEREAS, the Company wishes to continue to retain the services of Consultant upon the terms, conditions and provisions of this Agreement; and

     WHEREAS, Consultant desires to continue to provide services to the Company in accordance with the terms, conditions and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Consultant hereby agree as follows:

     1. Chairman, President and Chief Executive Officer. Consultant hereby agrees to provide consulting services to the Company in the capacity of President, Chief Executive Officer and Chairman of the Board of Directors. The services to be performed by Consultant hereunder shall be substantially similar in substance and manner of performance as performed by Consultant as Chairman of the Board and President of Home Port during the three years preceding the date of this Agreement. Nothing herein shall prohibit Consultant from engaging in other business activities provided that such activities do not materially interfere with the discharge of his duties hereunder.

     2. Term. The initial term of employment under this Agreement shall be for the three year period commencing May 1, 1998, and ending on April 30, 2001. The initial term shall automatically be extended for a one-year period beyond the then effective expiration date on May 1 of each year ("Annual Anniversary Date") commencing on May 1, 1999 unless the Company shall give written notice to Consultant more than ninety (90) days prior to an Annual Anniversary Date of its intention not to continue this Agreement. Any such written notice shall not effect any prior extensions of the term hereunder.
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     3. Compensation.  Consultant shall receive a consulting fee of $120,000 per annum, payable no less often than monthly, in arrears.

     4. Expenses. The Company shall reimburse the Consultant for expenses incurred in the performance of his duties hereunder, including:

         (a) office expenses of $1,000 per month to be paid monthly, in advance, on the first day of each month; and

         (b) all other reasonable business expenses within twenty (20) days of receipt by the Company from Consultant of appropriate itemization of such expenses.

5.  Termination

         (a) Termination for Cause. The Company, by majority vote of the Board of Directors (excluding Consultant), may terminate Consultant's services hereunder at any time for Cause, upon written notice specifying the reasons. Consultant shall not be entitled to compensation additional to that due up to the effective date of such termination. As used herein, the term "Cause" shall mean:

         (i) the commission by Consultant of any act of embezzlement, fraud, larceny, theft, or other willful misconduct or gross negligence in connection with the performance of Consultant's duties, which adversely affects the affairs of the Company; or

         (ii)  Consultant's   conviction  of  a  felony,   or  conviction  of  a
               misdemeanor involving moral turpitude; or

         (iii) a material breach of the terms of this Agreement which continues for fifteen (15) days after the Company has given written notice to Consultant specifying in reasonable detail the material breach.

         (b) Resignation. Consultant may at any time during the term of this Agreement, including any automatic renewal hereof, resign, effective thirty (30) days after providing written notice to the Company of his intention to resign. Excepting only the resignation of Consultant following a Change of Control as specified under Section 5 (e), Consultant shall not be entitled to any compensation additional to that due up to the effective date of such resignation. Consultant agrees to continue to perform his duties hereunder, and otherwise assist the Company in an orderly transition, during such thirty (30) day period.

         (c) Death or Disability. This Agreement shall terminate upon the death of Consultant. The Company may terminate Consultant's services hereunder at such time during the term of this Agreement Consultant shall become disabled and is unable to perform services hereunder, with reasonable accommodation, for a continuous period of six (6) months. The determination of Consultant's disability for purposes of this Section 5(c) shall be made by a qualified physician acceptable to both parties.

         (d) Additional Compensation. In the event of termination of this Agreement due to the death or disability of Consultant, as provided in Section 5(c) above, the Company, within (60) days of such termination shall pay to Consultant or Consultant's legal representative in a lump sum, an amount equal to twelve (12) months compensation at the monthly rate of compensation in effect at the time of such termination plus reimbursement for expenses incurred by Consultant through the date of such termination.

         (e) Change in Control. In the event that Consultant elects to resign within two years of a Change in Control, the Company shall pay Consultant a lump sum payment consisting of the aggregate amount payable to Consultant had he continued to provide services under this Agreement for the remainder of the term and at the rate of compensation in effect on the date of his resignation under this Section 5(e). A "Change in Control" shall have occurred upon the occurrence of any of the following events:

         (i) failure, at any annual or special meeting of the Company's shareholders following an "election contest" subject to Rule 14a-11 (as promulgated under the Securities Exchange Act of
               1934), of any of the persons nominated by the Company to win election to the Board; or

         (ii) consummation of a "tender offer" (within the meaning of Rule 14d-2 as promulgated under the Securities Exchange Act of 1934) for stock of the Company; or

         (iii) the Company or any subsidiary thereof is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction, is held in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

         (iv) the acquisition by any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company, directly or indirectly, of "beneficial ownership" (as such term is defined in Rule 13d-3 as promulgated under the Securities Exchange Act of 1934) or the right which, through the passage of time, would permit the holder to acquire "beneficial ownership" of securities representing 20% or more of the total number of votes that may be cast for the election of directors of the Company.

         (v) the failure of the shareholders of the Company to elect Consultant as a member of its board of directors or the failure of the Company's board of directors to nominate and appoint Consultant as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company excepting only if such failure is due to the refusal by Consultant to serve as a member of the Board of Directors of the Company or as Chairman of the Board or President.

         6. Independent Contractor. Consultant acknowledges that, for all purposes, he will be acting as an independent contractor and not as an employee.

         7. Board of Directors. The Company shall use its best efforts to elect Consultant to the Board of Directors during the term hereof. The Board of Directors of the Company has reviewed and approved the terms of this Agreement.

         8. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of their respective heirs, successors and representatives, and shall also bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of a majority or more of the business of the Company.

         9. Costs of Enforcement. In the event any dispute shall arise between the Employee and the Corporation as to the terms or interpretation of this Agreement, including this Paragraph 9, whether instituted by formal legal proceedings or otherwise, including any action taken by Employee to enforce the terms of this Paragraph 9 or in defending against any action taken by the Corporation, the Corporation shall reimburse Employee for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding the ultimate outcome therof, except if it is finally adjudicated that Consultant willfully and materially breached the terms hereof, in which case Consultant shall repay the Company any amounts so advanced. Such reimbursement shall be paid within ten (10) days of Employee furnishing to the Corporation written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by Employee. Any such request for reimbursement by Employee shall be made no more frequently than at thirty (30) day intervals.

         10. Notices. Any notice required or permitted to be given hereunder shall be by certified mail, return requested, and effective when received. It shall be sufficient if said notice is personally delivered or sent by telefax to the recipient at the address set forth in this Agreement or at such other address as a party may be notice specify to the other.

         11. Modification and Amendments. This Agreement, and any extensions hereof may be modified or amended only by a writing signed by the parties hereto.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the parties and incorporates all prior understandings, oral or written.

         13. Waivers. No waiver of any provision or entitlement contained in this Agreemenet shall be effective unless in writing signed by the parties hereto. A waiver by either party of any particular provision of this Agreement shall not constitute a waiver of any other provision.

         14. Governing Law. This Agreement shall be construed under the laws of the Commonwealth of Massachusetts.

         15.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, but all of which shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereteo have executed this Agreement as a sealed instrument as of the day and year first above written.

                                                 HOME PORT BANCORP, INC.;

                                             By: /s/ Charles F. DiGiovanna
                                                 -------------------------
                                           Name: Charles F. DiGiovanna
                                          Title: Chairman Compensation Committee

                                                 CONSULTANT

                                                 /s/ Karl L. Meyer
                                                 -----------------
                                                 Karl L. Meyer